Exhibit 4.1

No. Sample	Zero Shares

CUSIP

New Westfield Financial, Inc.

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS

This Certifies that ____________________________is the owner of

__________________________________

fully paid and non-assessable Shares, par value $0.01 per share, of the COMMON STOCK of

New Westfield Financial, Inc.

(the “Company”), a corporation organized under the laws of the Commonwealth of Massachusetts. The shares represented by this Certificate are transferable only on the stock transfer books of the Company by the holder hereof in person or by his or her duly authorized attorney or legal representative upon surrender of this Certificate properly endorsed. The shares represented by this Certificate are not insured by the Federal Deposit Insurance Corporation or by any other government agency.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by the signature of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

[SEAL]

Secretary		Chairman and Chief Executive Officer

Dated:

NEW WESTFIELD FINANCIAL, INC.

The shares represented by this Certificate are issued subject to all the provisions of the Articles of Organization and Bylaws of NEW WESTFIELD FINANCIAL, INC., incorporated under the laws of the Commonwealth of Massachusetts (the “Company”), as from time to time amended (copies of which are on file at the principal office of the Company), to all of which the holder by acceptance hereof assents.

The Articles of Organization of the Company contains certain provisions, applicable upon the effective date of the consummation of the reorganization of Westfield Bank (the “Bank”) from a mutual holding company structure to a savings and loan holding company structure and the concurrent acquisition by the Company of all the outstanding capital stock of the Bank. The Articles of Organization provides that no person other than the Company, any subsidiary or any pension, profit-sharing, stock bonus or other compensation plan maintained by the Company, or by a member of a controlled group of corporations or trades or business of which the Company is a member for the benefit of the employees of the Company or any subsidiary, or any trust or custodial arrangement established in connection with any such plan) shall directly or indirectly acquire or hold the beneficial ownership of more than ten percent (10%) of the issued and outstanding shares of the voting stock of the Company. The Articles of Organization contain provisions pursuant to which any person that voluntarily or involuntarily becomes or attempts to become the purported beneficial owner of shares of voting stock in excess of ten percent (10%) of the issued and outstanding shares of voting stock, the number of shares in excess of ten percent (10%) shall be deemed to be “Excess Shares.” The holder of any Excess Shares shall be entitled to cast only one one-hundredth (1/100) of one vote per share for each Excess Share. In addition, the Company is authorized to refuse to recognize and transfer or attempted transfer of any shares of voting stock to any person who beneficially owns, or who the Company believes would become by virtue of such transfer, the beneficial owner of more than ten percent (10%) of shares of the voting stock.

The Articles of Organization of the Company contain provisions providing that the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then-outstanding shares of stock of the Company entitled to vote in the election of directors may be required to approve certain business combinations.

The Company will furnish to any stockholder upon written request and without charge, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights. Such request may be made to the Company of to its transfer agent and registrar.

For value received,                                          hereby sell(s), assign(s) and transfer(s) unto                      shares of capital stock evidenced by this Certificate, and do(es) hereby irrevocably constitute(s) and appoint(s)                                          as Attorney, to transfer the said shares on the books of the herein named Company, with full power of substitution.

Date:	Signature

Signature

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatsoever.